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                                                                   Exhibit 99.14

                                   CONOCO INC.


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P              FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                                 March 12, 2002
R
       The enclosed material relates to shares of Conoco Inc. held in your
O account(s) in the Conoco Stock Ownership Plan for UK Employees of Conoco Inc. (the "UK Plan"). As Trustee of the UK Plan, Mourant ECS Trustees
X Limited ("Mourant") will vote your shares in accordance with your instructions.
Y



       The enclosed "proxy" will be used solely as your instructions to Mourant as to how your shares should be voted. Please execute and return your instructions to the Trustee by March 8, 2002, in the postage-paid envelope included.






______________________________________________________________________________
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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         PLEASE MARK YOUR
[X]      VOTES AS IN THIS
         EXAMPLE.


THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL 1.


                                                       FOR   AGAINST   ABSTAIN
1.  Adopt the Agreement and Plan of Merger dated       [ ]     [ ]       [ ]
    as of November 18, 2001, as amended from time to time, by and among Conoco, Phillips
    Petroleum Company, a Delaware corporation,
    Conoco Phillips, a Delaware corporation, which we refer to as New Parent, C Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent, and P Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent.



    Pursuant to the merger agreement, upon completion of the merger, each share of Conoco common stock will be converted into the right to receive 0.4677 of a share of New Parent common stock and each share of Phillips common stock will be converted into the right to receive one share of New Parent common stock.



                                         Dated _______________________________

                                         _____________________________________
                                         Signature

                                         _____________________________________
                                         Signature

                                         _____________________________________
                                         Title(s)





Sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a Corporation, please give full corporate name by authorized officer. Please sign, date and return the proxy card promptly using the enclosed envelope.
______________________________________________________________________________